EXHIBIT 32.2

NORTHWEST NATURAL HOLDING COMPANY
Certificate Pursuant to Section 906
of Sarbanes – Oxley Act of 2002

Each of the undersigned, DAVID H. ANDERSON, Chief Executive Officer, and RAYMOND KASZUBA III, the Chief Financial Officer, of NORTHWEST NATURAL HOLDING COMPANY (the Company), DOES HEREBY CERTIFY that:

1.    The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this twenty-eighth day of February 2025.

/s/ David H. Anderson
David H. Anderson
Chief Executive Officer

/s/ Raymond Kaszuba III
Raymond Kaszuba III
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northwest Natural Holding Company and will be retained by Northwest Natural Holding Company and furnished to the Securities and Exchange Commission or its staff upon request.